EXHIBIT 1

ULRICH VOTING TRUST AGREEMENT

THIS ULRICH VOTING TRUST AGREEMENT, dated as of the 22nd day of December, 2006 (the "Voting Trust"), is entered into among DAVID A. ULRICH, JR., KATHLEEN L. MCGARRY and THOMAS G. ULRICH, as voting trustees (the "Voting Trustees") of this Voting Trust and AGATHA T. ULRICH ("Mrs. Ulrich") and such other shareholders whose names are listed on Exhibit A attached hereto from time to time (individually, Mrs. Ulrich and such other shareholders referred to herein as a "Shareholder" and collectively, the "Shareholders").

RECITALS

A.  Mrs. Ulrich desires three million (3,000,000) shares of $1.00 par value common stock (the "Shares") of Tri City Bankshares Corporation, a Wisconsin corporation (the "Company") to be subject to the terms and conditions in this Voting Trust in order to (1) stabilize the Company's business; (2) preclude, if possible, dissension, litigation or deadlock upon the happening of certain events; and (3) provide for the continuity of the Company.

B.  This Voting Trust relates solely to the Shares of the Company and relates to no other activity except to hold and vote the Shares of the Company.

C.  The parties to this Voting Trust are not participants in any voting trust or related agreement with respect to any bank or nonbank business other than this Voting Trust.

AGREEMENTS

In consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.  Deposit of Shares; Issuance of Voting Trust Certificates.

             (a)  Mrs. Ulrich shall promptly deposit with the Voting Trustees the certificate(s) evidencing the Shares (the "Share Certificates") duly endorsed for transfer to the Voting Trustees or accompanied by proper instruments duly executed to effect the transfer of the Shares to the Voting Trustees. The parties acknowledge that this Voting Trust is created under Wisconsin Statutes §180.0730.

             (b)  Immediately following the deposit of the Share Certificates by Mrs. Ulrich pursuant to Section 1(a) above, Mrs. Ulrich desires to transfer by a gift the related Voting Trust Certificates to the persons (the "Gift Recipients") and the amounts set forth on Exhibit A. Upon receipt of the Share Certificates pursuant to Section 1(a) above, the Voting Trustees shall cause to be issued and delivered to the Gift Recipients Voting Trust Certificates, with the blanks therein appropriately completed, representing the Shares evidenced by the Share Certificates.

             (c)  Upon the written consent of a majority of the Voting Trustees, each of David A. Ulrich, Jr., Kathleen L. McGarry and Thomas G. Ulrich may deposit up to an aggregate amount of one thousand (1000) shares of the Company's common stock in this Voting Trust. Any additional shares deposited in this Voting Trust shall be deposited under the procedures described above and shall be deemed to be "Shares" subject to this Agreement.

2.  Issuance of the Shares to the Voting Trustee. When the Voting Trust is signed, the Voting Trustees prepare a list of the names and addresses of all owners of beneficial interests in the Voting Trust, together with the number and class of shares each transferred to the Voting Trust and deliver copies of the list and the Voting Trust to the Company's principal office, as required under Wisconsin Statutes §180.0730. The Voting Trustees shall cause the Share Certificates deposited with them pursuant to Section 1 above to be surrendered to and canceled by the Company, and shall cause the Company to issue and deliver to the Voting Trustees new share certificates representing the Shares in the names of the Voting Trustees, as voting trustees, which shall contain a legend stating that the Share Certificates are issued pursuant and subject to the provisions of this Voting Trust. The Company's stock ledger shall indicate that the Share Certificates are subject to the provisions of this Voting Trust. Except as herein provided, the Share Certificates issued and delivered to the Voting Trustees pursuant to this Section 2 shall at all times be and remain in the possession of the Voting Trustees or a depository designated by the Voting Trustees. The Voting Trustees shall not sell, give, assign, pledge, encumber or otherwise transfer any certificates representing the Shares other than as provided in this Voting Trust.

3.  Records of Voting Trust Certificates.

             (a)  Records. The Voting Trustees shall keep or cause to be kept books of record of all Voting Trust Certificates issued pursuant to this Voting Trust, and shall also fix and determine a place at which such books of record shall be kept and at which Voting Trust Certificates may be transferred.

             (b)  Inspection of Records of Voting Trust Certificates. Any owner of a Voting Trust Certificate shall have the right to inspect the books of record of the Voting Trust Certificates to be maintained by the Voting Trustees pursuant to Section 3(a) above at the place at which such records are kept at any reasonable time.

4.  Transfer of Voting Trust Certificates.

             (a)  Requirements for Transfer. Voting Trust Certificates may be transferred pursuant to this Section 4 provided that such transfer is made in accordance with any restrictions on transfer applicable to the Shares represented by the Voting Trust Certificates, including, without limitation, any restrictions on transfer of the Shares under the Stockholders Agreement dated as of March 1, 1995 by and between David A. Ulrich, Sr., Agatha T. Ulrich, David A. Ulrich Jr., Marilyn T. Ulrich Graves, Kathleen L. McGarry, Thomas G. Ulrich, Sr., Brian McGarry, Vicki Ulrich, Debra Ulrich, Agatha Ulrich and Gerald J. Kahn, Trustees of the David A. Ulrich Irrevocable Trust U/A dated December 21, 1984, Rebecca McGarry, Lisa A. Ulrich, Michael McGarry, Kathleen McGarry as custodian for Erin McGarry, Kathleen McGarry as custodian for Colleen McGarry, Thomas G. Ulrich, Sr. as custodian for Thomas G. Ulrich, Jr., Marilyn T. Ulrich-Graves as custodian for Robert F. Graves, Jr., and David A. Ulrich, Jr. as custodian for Alexandria L. Ulrich, as amended by the Amendment of Stockholders Agreement dated as of July 24, 1997 (the "Stockholders Agreement").

             (b)  Recordation of Transfers. All permitted transfers of Voting Trust Certificates shall be recorded on the books of record kept by the Voting Trustees. The Voting Trustees may treat the record holder of the respective Voting Trust Certificates as the absolute owner thereof for all purposes whatsoever and shall not be bound to recognize any equitable interest in or claim to any such Voting Trust Certificate or the Shares represented thereby on the part of any other party until transferred on such books of record. The Voting Trustees shall not be required to make any transfer of a Voting Trust Certificate upon such books of record except upon surrender of a Voting Trust Certificate to be transferred, properly assigned in such form as shall acceptable to the Voting Trustees, accompanied by such evidence as the Voting Trustees may reasonably require as to the authority of any person other than the record holder thereof who may seek to effect such transfer and as to the genuineness of the appropriate signatures. Upon each such transfer, the Voting Trust Certificate surrendered for transfer shall be canceled and the Voting Trustees shall issue a new Voting Trust Certificate to the transferee and the transferee shall, by acceptance thereof, assent to the terms and conditions of this Voting Trust. Each Voting Trust Certificate issued upon the transfer of, in exchange for, or in addition to such Voting Trust Certificate, as provided in this Voting Trust, shall be substantially in the form attached hereto as Exhibit B. By acceptance of a Voting Trust Certificate, each holder assents to and agrees to be bound by all of the terms of this Voting Trust.

             (c)  Replacement of Voting Trust Certificates. If any Voting Trust Certificate becomes mutilated, lost, or destroyed, the Voting Trustees, under such conditions with respect to indemnity or otherwise as they, in their discretion, may prescribe, may provide for the issuance of a new Voting Trust Certificate in lieu of such lost or destroyed Voting Trust Certificate or in exchange for such mutilated Voting Trust Certificate.

5.  Powers and Duties of Voting Trustees.

             (a)  Right to Vote. The Voting Trustees shall be entitled to exercise all shareholder rights of the Shareholders in respect of the Shares, including, but not limited to, the right to exercise voting rights of such Shares on each matter submitted to the Company's shareholders for their vote, consent, waiver, release, or other action and the right to take part in any corporate or shareholders' action of the Company, whether ordinary or extraordinary, by proxy or otherwise. The right of the Voting Trustees to exercise the voting rights of the Shares in accordance with the terms hereof includes, but is not limited to, the exercise of voting rights relating to the election and fixing of the number directors of the Company, the changing of the Company's capital structure, the amendment of the Company's Articles of Incorporation or By-Laws, the reclassification of the Shares, the purchase of assets by the Company, and the merger, consolidation, liquidation or dissolution of the Company. The owners of Voting Trust Certificates shall not have any right under such Voting Trust Certificates or under this Voting Trust or otherwise, to exercise the voting rights of the Shares or to take part in any corporate or shareholders' action or to do or perform any act or thing that shareholders of the Company are now or may hereafter become entitled to do or to perform, for so long as the Shares owned by each such Shareholder are held by the Voting Trustees, except to receive cash dividends and distributions when declared and paid and to review the books and records of the Company during normal business hours.

             (b)  Discretion of Voting Trustees; Manner of Acting.

            (i)  Subject to Section 5(b)(ii) below, in exercising the voting rights of the Shares, or in doing any act with respect to the control or management of the Company or its affairs, or otherwise acting hereunder, the Voting Trustees shall be free to exercise their full discretion. Notwithstanding anything to the contrary, the Voting Trustees shall not have the right to sell, give, assign, pledge, encumber or otherwise transfer any of the Shares other than as provided in this Voting Trust.

            (ii)  Any action taken by the Voting Trustees pursuant to the terms of this Voting Trust must be authorized by the written consent or affirmative vote of a majority of the number of Voting Trustees holding such position at the time of such consent or vote.

             (c)  Acting as Director or Officer. Each Voting Trustee, or any representative of a Voting Trustee, may act as a director, an officer or an employee of the Company and may vote for himself or herself as such and may have an ownership interest in the Company. Each Voting Trustee, or any person with whom such Voting Trustee may be associated, or any entity of which any such person may be a member, or any corporation of which any such person may be a shareholder, director, or officer, may contract with the Company or otherwise have a financial interest in any matter or transaction to which the Company may be a party or in which the Company may be in any way concerned, as though he or she was not a Voting Trustee, but otherwise subject to law.

             (d)  Compensation. The Voting Trustees shall serve without compensation. Each Voting Trustee shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by such Voting Trustee in the performance of his or her duties hereunder. The owners of the Voting Trust Certificates shall reimburse and indemnify each Voting Trustee for all reasonable claims, expenses, and liabilities incurred by him or her in connection with the discharge of his or her duties under this Voting Trust. Any such claims, expenses, or liabilities shall be charged to the Voting Trust Certificate owners, pro rata, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of Share Certificates following the surrender to the Voting Trustees of Voting Trust Certificates, and the Voting Trustees shall be entitled to a lien therefor on the Shares, funds, or other property in their possession. The Voting Trustees shall disclose in reasonable detail on an annual basis, all reimbursements received for reasonable expenses, disbursements, advances incurred or made by the Voting Trustees in performance of their duties hereunder.

             (e)  Immunities of the Voting Trustees. No Voting Trustee shall incur any responsibility in his or her capacity as a voting trustee, as a shareholder, or otherwise, by reason of any error of judgment or mistake of law or other mistake, for any act or omission of any agent or attorney, for any misconstruction of this Voting Trust, or for any action of any sort taken or omitted hereunder or believed by him or her to be in accordance with the provisions and intent hereof or otherwise, except solely for his or her own individual willful misconduct. In the discharge of his or her duties hereunder, each Voting Trustee shall be fully protected in acting in reliance upon any instrument, document, or paper believed by him or her to be genuine and to have been executed by the proper parties; and, shall likewise be fully protected in issuing any Voting Trust Certificate or in taking or refraining from taking any action hereunder in reliance upon any certificate or certificates purporting to be duly signed, as to the existence or non-existence of any fact or facts or the performance or non-performance of any act or acts and may accept as conclusive any statement made in any such certificate. The Voting Trustees shall not be required to give bond or security for the discharge of their duties under this Voting Trust. The Voting Trustees may, in their discretion, consult with counsel to be selected by them and shall incur no liability in respect of any action taken on the advice of any such counsel.

             (f)  Dividends.

            (i)  The record owner of each Voting Trust Certificate shall be entitled to receive his or her pro rata share of any dividends paid or distributed by the Company upon the Shares represented by the Voting Trust Certificates and all other corporate distributions made by the Company in respect of such Shares; provided, however, that, if any such dividend or distribution includes shares of capital stock of the Company with voting rights, the certificates representing such shares of stock shall be deposited with the Voting Trustee subject to the terms of this Voting Trust, and the owner of the Voting Trust Certificate evidencing the Shares upon which such dividend or distribution is made shall be entitled to receive a new Voting Trust Certificate representing such newly-deposited shares of capital stock with voting rights.

            (ii)  The record date fixed by the Company for the purpose of the payment of any dividend or for the making of any other distribution shall be the record date for the purpose of payment distribution to the owners of Voting Trust Certificates, and whenever any such record date shall be fixed, the owners of record of Voting Trust Certificates at the date so fixed shall exclusively be entitled to participate in the payment or distribution. Upon receipt by the Voting Trustee of any dividend or other distribution in respect of any Shares held by the Voting Trustee, the Voting Trustees shall promptly distribute the funds or property so received by them to the owners of Voting Trust Certificates to whom such funds or property should have been distributed by the Company if the foregoing provisions hereof had been observed.

            (iii)  Notwithstanding the foregoing provisions of this Section 5, if the Company shall reclassify its Shares, reorganize, sell all or substantially all of its assets with or without dissolution, consolidate with or merge into another corporation, or if another corporation shall merge into the Company, the shares of capital stock into which the Shares then on deposit hereunder shall be reclassified and any shares of capital stock issued in exchange or substitution for the Shares then on deposit hereunder shall, if they are a non-voting shares, be distributed in accordance with the provisions of this Voting Trust directly to the record owners of outstanding Voting Trust Certificates, issued in respect of such Shares; or, if they are voting shares, they shall become subject to the terms and conditions of this Voting Trust as if such voting shares had been originally deposited hereunder, and shall be deposited with the Voting Trustees, and the owner of outstanding Voting Trust Certificates shall be entitled to receive new Voting Trust Certificates representing such newly deposited shares of capital stock with voting rights.

            (iv)  In the event that the Company allows cash dividends to be converted into, or to purchase shares of the Company's capital stock pursuant to the Company's Automatic Dividend Reinvestment Plan or similar program (the "DRIP"), the record owner of each Voting Trust Certificate may notify the Voting Trustees of the portion of the cash dividends attributable to the Shares represented by his or her Voting Trust Certificate to be reinvested in shares of the Company (the "DRIP Shares"). Upon receipt of such notice, the Voting Trustees shall notify the Company's transfer agent of the number of Shares that should be subject to the DRIP. Upon receipt of any DRIP Shares, the Voting Trustees shall notify the Company's transfer agent that the DRIP Shares should be titled directly in the name of the Shareholder who elected to participate in the DRIP. Any DRIP Shares received by a Shareholder shall not be subject to the terms of this Voting Trust.

             (g)  Deductions for Distributions. There shall be deducted and withheld from every distribution of every kind under this Voting Trust any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to Section 5(d), to the extent that the expenses and charges remain unpaid or unreimbursed.

6.  Resignation, Death or Disability of a Voting Trustee.

             (a)  Resignation of a Voting Trustee. A Voting Trustee may at any time resign by delivering to the owners of the Voting Trust Certificates his or her resignation in writing, to take effect not less than ten days after delivery. Promptly following the effectiveness of such resignation, the resigned Voting Trustee shall transfer any property held by him or her pursuant to this Voting Trust to the remaining Voting Trustees.

             (b)  Death or Disability of a Voting Trustee. The rights and duties of a Voting Trustee shall terminate on his or her death or disability and no interest in any of the property owned or held hereunder nor any of the rights or duties of the Voting Trustee may be transferred by will, devise, succession, or in any manner, except as provided in this Voting Trust. The heirs, administrators, and executors of a Voting Trustee shall, however, have the right and absolute duty to convey any property held by the Voting Trustee to the successor Voting Trustee, if any, or to the Shareholders promptly upon termination of this Voting Trust. For purposes of this Voting Trust, disability shall mean the inability of a Voting Trustee to perform satisfactorily his or her duties hereunder for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability, which, in the written opinion of a physician of recognized ability and reputation, makes it highly likely that such illness or disability will continue for a significant period of time.

             (c)  Successor Voting Trustee.

            (i)  Subject to the approval of the other Voting Trustees as provided herein, each Voting Trustee shall have the right to name one or more potential successors to serve as Voting Trustee if, for any reason, such Voting Trustee ceases be a Voting Trustee under this Voting Trust; provided however, that any successor appointed by a Voting Trustee must meet the following requirements (an "Eligible Successor"): [a] an individual at least 21 years of age, and [b] a Permitted Transferee under the Stockholders Agreement. If a Voting Trustee names more than one potential successor, he or she shall also indicate the order in which such potential successors shall be eligible to serve as successor Voting Trustee. At the time this Voting Trust is executed, each of the Voting Trustees shall submit to one another a list of their initial potential successors, in the order in which such initial potential successors shall be eligible to serve as Voting Trustee. The other Voting Trustees shall have a 60 day period after the list of initial potential successors is provided in which to provide written notice of objection to one or more of the initial potential successors. If the remaining Voting Trustees fail to provide written notice of objection to the initial potential successors, such initial potential successors (the "Approved Successors") shall be deemed approved by the Voting Trustees and no other opportunity for objection shall be provided at the time such successor is appointed pursuant to Section 6(b)(iii) below. An objection notice is only effective if both remaining Voting Trustees provide such written notice.

            (ii)  Any Voting Trustee may remove or change the order of eligibility of any potential successor Voting Trustee on his or her list of Approved Successors at any time upon notice to the other Voting Trustees. A Voting Trustee may propose to name additional potential successors (meeting the requirements of an Eligible Successor as defined above) to the list of Approved Successors at any time; however, such additional potential successors shall be subject to the approval of the other Voting Trustees. Upon receiving notice that a Voting Trustee has proposed to name additional potential successors, the two remaining Voting Trustees shall have 60 days to provide written notice of objection to the appointment of such additional potential successors. If the remaining Voting Trustees fail to provide written notice of objection within such 60 day period, then the appointment of the additional potential successor Voting Trustee shall be deemed approved and such additional potential successor shall become an Approved Successor. An objection notice is only effective if both remaining Voting Trustees provide such written notice.

            (iii)  Upon the death, disability or resignation of a Voting Trustee, the remaining Voting Trustees shall provide notice to the first potential Approved Successor of the opportunity to accept appointment as a successor Voting Trustee and shall include with such notice a copy of this Voting Trust. Such Approved Successor shall have 10 days from receipt of such notice to accept designation as a successor Voting Trustee by executing and delivering to the remaining Voting Trustees a counterpart signature page to this Voting Trust in the form attached hereto as Exhibit C ("Counterpart Signature Page"). If such Counterpart Signature Page is not executed and delivered to the remaining Voting Trustees within such 10 day time period, such Approved Successor shall not serve as a Voting Trustee. At the end of such 10 day period, the remaining Voting Trustees shall provide notice to the next Approved Successor and provide such Approved Successor a 10 day opportunity to accept designation as a successor Voting Trustee by executing and delivering to the remaining Voting Trustees a Counterpart Signature Page. Such process shall be repeated until an Approved Successor executes a Counterpart Signature Page or there are no more Approved Successors, in which case a successor Voting Trustee may be chosen by the procedure described in Section 6(b)(v) below.

            (iv)  In the event that a Voting Trustee names his or her spouse as a potential successor and at any time a petition for divorce is filed by either the potential successor spouse or the former Voting Trustee, then such potential successor spouse shall be immediately disqualified from serving as a Voting Trustee and shall no longer be an Approved Successor. At any time a petition for divorce is filed while the successor spouse is serving as a Voting Trustee, the successor spouse shall be immediately removed from the position of Voting Trustee and the next Approved Successor who executes a Counterpart Signature Page shall become the successor Voting Trustee. If no other Approved Successor is named, a successor Voting Trustee may be chosen by the procedure described in Section 6(b)(v) below.

            (v)  If, for any reason, a Voting Trustee ceases to be a Voting Trustee under this Voting Trust and such Voting Trustee has failed to name his or her own potential successor Voting Trustee or his or her Approved Successors do not accept designation as a Voting Trustee, a successor Voting Trustee shall be designated by majority vote of the shares held by the holders of the Voting Trust Certificates. If they fail to so designate a successor Voting Trustee within 60 days following notice of death, disability or resignation of the Voting Trustee, one or more holders of the Voting Trust Certificates or the resigning Voting Trustee may petition any court of competent jurisdiction in the County of Milwaukee, State of Wisconsin for appointment of a successor Voting Trustee. Any potential successor Voting Trustee designated pursuant to this section must meet the requirements of an Eligible Successor, as defined in Section 6(b)(i) above.

            (vi)  Upon acceptance of designation as a successor Voting Trustee and execution of a Counterpart Signature Page, the successor Voting Trustee shall have all of the rights and duties of the predecessor Voting Trustee hereunder, including but not limited to the right to appoint his or her successors; provided, however, that in the event that a successor spouse is removed as provided in Section 6(b)(v) above, the next Approved Successor named by the Voting Trustee who appointed such successor spouse shall be appointed Voting Trustee.

7.  Termination.

             (a)  Duration. Except as otherwise provided in Sections 7(b) and (c) below, this Voting Trust shall terminate on 11:59 p.m. (central standard time) on the day immediately preceding the twenty-fifth anniversary of this Voting Trust.

             (b)  Termination by Voting Trustees. This Voting Trust may, at any time, be terminated by the unanimous consent of the Voting Trustees. Written notice of such termination shall be given by the Voting Trustees to all of the owners of the outstanding Voting Trust Certificates pursuant to the provisions of Section 8 below. Such notice shall specify the time and manner of delivery of certificates representing the Shares following the surrender and cancellation of the respective Voting Trust Certificates as described in Section 7(d) below.

             (c)  Termination Upon Sale. Upon the transfer for value of economic beneficial ownership of any Shares to anyone other than a Shareholder, provided such transfer is made in accordance with the Stockholder Agreement and any other agreements entered into by the Company or the Shareholders which may restrict the transfer of such Shares for certain periods of time, such transferred Shares shall no longer be subject to this Voting Trust.

             (d)  Obligations of Voting Trustee Upon Termination. Upon the termination of this Voting Trust or transfer of Shares pursuant to section 7(c) above, the owners of the Voting Trust Certificates shall surrender their respective Voting Trust Certificates to the Voting Trustees who shall deliver to the Company the certificates representing the Shares, and the Secretary of the Company shall then issue or caused to be issued certificates representing the Shares to the appropriate respective owners of the Voting Trust Certificates. If, at the expiration of four months after termination of this Voting Trust, any Voting Trust Certificate shall not have been surrendered to the Voting Trustees, they may, in their discretion and deliver the certificates representing such Shares to the Secretary of the Company to be held by the Company for the owners of any such Voting Trust Certificates to be delivered to such owners upon surrender of their respective Voting Trust Certificates, whereupon all responsibilities of the Voting Trustees with respect thereto shall cease. Notwithstanding the termination of this Voting Trust, the Voting Trustees shall thereafter have the power to take or cause to be taken such further and other action as they may deem necessary or desirable to conclude promptly the duties imposed upon them in this Voting Trust; provided however, that after the termination of this Voting Trust, they shall have no authority to exercise any voting rights of the Shares.

8.  Notice.

             (a)  Notice to Owners of Voting Trust Certificates. All notices required or permitted to be given to owners of Voting Trust Certificates may be given by personally delivering or mailing the same to such record owners at the last addresses furnished in writing by such owners to the Voting Trustees, and any notice when so delivered or mailed shall be considered as served on the respective owners of Voting Trust Certificates.

             (b)  Notice to Voting Trustees. Any notice required or permitted to be given to the Voting Trustees shall be sent to:

David A. Ulrich, Jr.
c/o Ulrich Family Trusts
P.O. Box 180437
Delafield, WI 53018-0437

Kathleen L. McGarry
c/o Ulrich Family Trusts
P.O. Box 180437
Delafield, WI 53018-0437

Thomas G. Ulrich
c/o Ulrich Family Trusts
P.O. Box 180437
Delafield, WI 53018-0437

or such other addresses as shall be designated in writing by the Voting Trustees to the owners of Voting Trust Certificates. Any Voting Trustee receiving such notice shall promptly forward the notice to the other Voting Trustees.

9.  Payment of Taxes. If at any time any tax is payable by the Voting Trustees in respect of the ownership of the Shares held by them or in respect of any dividends, distributions, or other rights in respect of the Shares, the tax may be paid out of any assets of the Voting Trust created by this Voting Trust or any dividends or distributions received by the Voting Trustees; provided, however, that the Voting Trustees shall be fully reimbursed by the Shareholders, on a pro rata basis based upon Share ownership, for any such payments by the Voting Trustees not satisfied out of the assets of the voting trust created by this Voting Trust or dividends or distributions received by the Voting Trustees.

10. Amendment. If at any time, the Voting Trustees deem it desirable to amend this Voting Trust in any respect, they shall give notice of such proposed amendment to the owners of the outstanding Voting Trust Certificates. Such amendment shall become effective upon the written consent of the owners of a majority in interest of the outstanding Voting Trust Certificates based on the number of Shares represented by such Voting Trust Certificates or at a meeting of Shareholders. If the Voting Trustees deem it desirable to have a meeting to approve any proposed amendment, the Voting Trustees shall give notice, which shall be in writing and be given at least fifteen (15) days prior to the proposed meeting, and which shall state that the purpose of the meeting is to consider the amendment of this Voting Trust and shall be accompanied by a copy of the proposed amendment. If at such meeting the proposed amendment or any modification thereof is approved by the owners of a majority interest of the outstanding Voting Trust Certificates based on the number of Shares represented by such Voting Trust Certificates, a certificate to that effect shall be made and verified by a Secretary elected at such meeting and filed with the Voting Trustees. Upon such written consent or approval and the filing of such written consents or said certificate with the books of record kept by the Voting Trustees, the proposed amendment or modification thereof shall become a part of this Voting Trust with like force and effect as of originally incorporated herein.

11. Miscellaneous.

             (a)  Acceptance by Voting Trustees. The Voting Trustees accept the trust hereunder and agree to perform as trustees upon the terms and conditions of this Voting Trust.

             (b)  Parties to Agreement. This Voting Trust shall be binding upon and shall operate for the benefit of the Shareholders and the Voting Trustees and their respective heirs, estates, personal representatives, successors and permitted assigns, and shall be binding upon any transferee of the Shares or Voting Trust Certificates from a Shareholder. Subject to the terms of Section 7(c) above, the name of any permitted transferee of the Shares or Voting Trust Certificates from a Shareholder shall be added or be deemed to be added to the attached Exhibit A and each such person shall be considered a "Shareholder" and collectively the "Shareholders" for purposes of this Voting Trust.

             (c)  Entire Agreement. This Voting Trust represents the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the within subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Voting Trust which are not fully expressed herein.

             (d)  Survival. This Voting Trust shall be binding upon and inure to the benefit of the heirs, executors, administrators successors, and assigns of the parties hereto.

             (e)  Counterparts; Facsimile Signatures. This Voting Trust may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The execution by any one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party. Facsimile copies of any of the parties' signatures shall be deemed effective execution of this Voting Trust by such party.

             (f)  Fractional Shares. Whenever necessary, the Voting Trustees may issue Voting Trust Certificates for fractional shares of the Company's capital stock.

             (g)  Governing Law. The validity of this Voting Trust or any part hereof, and the interpretation and enforcement of all provisions hereof, shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin, regardless of said State's conflicts of laws principles.

             (h)  Invalidity. The invalidity of any term or provisions of this Voting Trust shall not affect the validity of the remainder of this Voting Trust and this Voting Trust shall be enforced to the greatest extent permitted by law.

              (i)  Headings. The Section headings contained in this Voting Trust are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Trust.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement as of the date first written above.

VOTING TRUSTEES:

/s/ David A. Ulrich, Jr.
David A. Ulrich, Jr.

/s/ Kathleen A. McGarry
Kathleen A. McGarry

/s/ Thomas G. Ulrich
Thomas G. Ulrich

SHAREHOLDER:

/s/ Agatha Ulrich
Agatha T. Ulrich

EXHIBIT A

GIFT RECIPIENTS

Shareholder	Number of Shares Represented by Voting Trust Certificates
David A. Ulrich, Jr.	750,000
Kathleen L. McGarry	750,000
Thomas G. Ulrich	750,000
Marilyn Ulrich Graves Trust	750,000

EXHIBIT B

FORM OF VOTING TRUST CERTIFICATE

TRI CITY BANKSHARES CORPORATION

No. ___________________                                                                                                                                                                            ______ Shares of Common Stock

The undersigned, who are the Voting Trustees under that certain Ulrich Voting Trust Agreement dated as of _________________, 2006 (the "Voting Trust"), having received certain shares of common stock, par value $1.00 per share ("Common Stock"), of TRI CITY BANKSHARES CORPORATION, a Wisconsin corporation (the "Company"), hereby certify, pursuant to the terms of the Voting Trust, that ____________________ will be entitled to receive a certificate for _____________ fully paid shares of Common Stock on the expiration or termination of the Voting Trust.

Until termination of the Voting Trust, the holder of the Voting Trust Certificate, or his or her successors and assigns, is entitled to all benefits and interests and subject to all of the terms specified in the Voting Trust (which is on file with the Corporation), including but not limited to, the right to receive payments equal to the distribution or dividends, if any, received by the undersigned Voting Trustees upon a like number of shares of stock of the Corporation.

This Voting Trust Certificate is transferable only on the books of the Voting Trustees by the registered holder hereof either in person or by attorney, duly authorized in writing, upon surrender hereof, properly endorsed, and in accordance with other requirements established by the Voting Trustees for that purpose; provided, however, that transfer of this Voting Trust Certificate is subject to the terms and conditions set forth in the Voting Trust and the Stockholders Agreement as defined in Section 4(a) of the Voting Trust.

Until so surrendered, the Voting Trustees and all other persons dealing with Voting Trust Certificates may treat the registered holder as the owner hereof for all purposes whatsoever, any notice to the contrary notwithstanding, and every holder hereof, by accepting this Voting Trust certificate, assents to and agrees to be bound by all of the terms of this Voting Trust Certificate, the Voting Trust and the Stockholders Agreement, as defined in Section 4(a) of the Voting Trust.

IN WITNESS WHEREOF, the undersigned have executed this Voting Trust Certificate as of the ____ day of ____________, 2006.

____________________________________
David A. Ulrich, Jr., Voting Trustee

____________________________________
Kathleen L. McGarry, Voting Trustee

____________________________________
Thomas G. Ulrich, Voting Trustee

EXHIBIT C

FORM OF COUNTERPART SIGNATURE PAGE

COUNTERPART SIGNATURE PAGE
TO VOTING TRUST AGREEMENT

        This page constitutes a counterpart signature page to the Voting Trust Agreement made and entered into as of ____________, 2006, with respect to shares of common stock, par value $1.00 per share, of TRI CITY BANKSHARES CORPORATION, a Wisconsin corporation. The undersigned party hereby agrees to be bound by the terms thereof as a successor Voting Trustee.

VOTING TRUSTEE:

____________________________________
Signature of Voting Trustee

The following address shall be used for any notices
required to be made to the above signed Voting
Trustee under the terms of the Voting Trust.

____________________________________
(Print name of Voting Trustee)

____________________________________
Address

____________________________________
City, State and Zip Code

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